Exhibit 4.1


                             MASTER TRUST AGREEMENT

                                     between

                        A. I. RECEIVABLES TRANSFER CORP.,
                                  as Depositor,


                                       and


                         CHASE MANHATTAN BANK DELAWARE,
                                as Owner Trustee


                          Dated as of November 5, 1999

NY2:\817089\27\11278.0005
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                               TABLE OF CONTENTS
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ARTICLE I             DEFINITIONS.......................................................................1

         Section 1.01.     Capitalized Terms............................................................1
         Section 1.02.     Other Definitional Provisions................................................3

ARTICLE II            ORGANIZATION......................................................................4

         Section 2.01.     Name.........................................................................4
         Section 2.02.     Office.......................................................................4
         Section 2.03.     Purposes and Powers..........................................................4
         Section 2.04.     Appointment of Owner Trustee.................................................6
         Section 2.05.     Initial Capital Contribution of Trust Assets.................................6
         Section 2.06.     Declaration of Trust.........................................................6
         Section 2.07.     Liability of the Depositor...................................................6
         Section 2.08.     Title to Trust Property......................................................6
         Section 2.09.     Situs of Trust...............................................................7
         Section 2.10.     Representations Warranties and Covenants of the Depositor....................7
         Section 2.11.     Federal Income Tax Allocations...............................................8
         Section 2.12.     Covenants of the Certificateholders..........................................8

ARTICLE III           TRUST CERTIFICATES AND TRANSFER OF INTERESTS......................................9

         Section 3.01.     Initial Ownership............................................................9
         Section 3.02.     The Trust Certificates.......................................................9
         Section 3.03.     Execution, Authentication and Delivery of Trust Certificates................10
         Section 3.04.     Registration of Transfer and Exchange of Trust Certificates.................10
         Section 3.05.     Mutilated, Destroyed, Lost or Stolen Trust Certificates.....................11
         Section 3.06.     Persons Deemed Owners.......................................................11
         Section 3.07.     Access to List of Certificateholders' Names and Addresses...................12
         Section 3.08.     Maintenance of Office or Agency.............................................12
         Section 3.09.     Appointment of Paying Agent.................................................12
         Section 3.10.     Trust Certificate Transfer Restrictions.....................................13

ARTICLE IV            ACTIONS BY OWNER TRUSTEE.........................................................15

         Section 4.01.     Prior Notice with Respect to Certain Matters................................15
         Section 4.02.     Action by Owners with Respect to Certain Matters............................17
         Section 4.03.     Action by Owners with Respect to Bankruptcy.................................17
         Section 4.04.     Restrictions on Owners' Power...............................................17
         Section 4.05.     Majority Control............................................................17
         Section 4.06.     Execution of Documents......................................................17

ARTICLE V             APPLICATION OF TRUST FUNDS; CERTAIN DUTIES.......................................18

         Section 5.01.     [RESERVED]..................................................................18
         Section 5.02.     Application of Trust Funds..................................................18


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         Section 5.03.     Method of Payment...........................................................19
         Section 5.04.     [Reserved]..................................................................19
         Section 5.05.     Accounting and Reports to Owners, the Internal Revenue Service and Others...19
         Section 5.06.     Signature on Returns Tax Matters Partner....................................19
         Section 5.07.     No Segregation of Monies; No Interest.......................................20

ARTICLE VI            AUTHORITY AND DUTIES OF OWNER TRUSTEE............................................20

         Section 6.01.     General Authority...........................................................20
         Section 6.02.     General Duties..............................................................20
         Section 6.03.     Action upon Instruction.....................................................20
         Section 6.04.     No Duties Except as Specified in this Agreement or in Instructions..........21
         Section 6.05.     No Action Except Under Specified Documents or Instructions..................22
         Section 6.06.     Restrictions................................................................22
         Section 6.07.     Administrative Duties.......................................................22
         Section 6.08.     Notice of Default Under Indenture...........................................23

ARTICLE VII           CONCERNING THE OWNER TRUSTEE.....................................................23

         Section 7.01.     Acceptance of Trusts and Duties.............................................23
         Section 7.02.     Furnishing of Documents.....................................................25
         Section 7.03.     Representations and Warranties..............................................25
         Section 7.04.     Reliance; Advice of Counsel.................................................25
         Section 7.05.     Not Acting in Individual Capacity...........................................26
         Section 7.06.     Owner Trustee Not Liable for Trust Certificates or for Receivables..........26
         Section 7.07.     Owner Trustee May Own Trust Certificates and Notes..........................27
         Section 7.08.     Doing Business in Other Jurisdictions.......................................27
         Section 7.09.     Owner Trustee as Paying Agent...............................................27

ARTICLE VIII          COMPENSATION OF OWNER TRUSTEE....................................................27

         Section 8.01.     Owner Trustee's Fees and Expenses...........................................27
         Section 8.02.     Indemnification.............................................................28
         Section 8.03.     Payments to the Owner Trustee...............................................28
         Section 8.04.     Non-recourse Obligations....................................................28

ARTICLE IX            TERMINATION OF TRUST AGREEMENT...................................................28

         Section 9.01.     Termination of Trust Agreement..............................................28

ARTICLE X             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES...........................30

         Section 10.01.    Eligibility Requirements for Owner Trustee..................................30

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         Section 10.02.    Resignation or Removal of Owner Trustee.....................................30
         Section 10.03.    Successor Owner Trustee.....................................................31
         Section 10.04.    Merger or Consolidation of Owner Trustee....................................31
         Section 10.05.    Appointment of Co-Trustee or Separate Trustee...............................32

ARTICLE XI            MISCELLANEOUS....................................................................33

         Section 11.01.    Supplements and Amendments..................................................33
         Section 11.02.    No Legal Title to Trust Assets in Certificateholders........................34
         Section 11.03.    Limitations on Rights of Others.............................................34
         Section 11.04.    Notices.....................................................................35
         Section 11.05.    Severability................................................................35
         Section 11.06.    Separate Counterparts.......................................................35
         Section 11.07.    Successors and Assigns......................................................35
         Section 11.08.    Covenants of the Depositor..................................................35
         Section 11.09.    No Petition.................................................................36
         Section 11.10.    No Recourse.................................................................36
         Section 11.11.    Headings....................................................................36
         Section 11.12.    GOVERNING LAW...............................................................36
         Section 11.13.    Trust Certificate Transfer Restrictions.....................................36


EXHIBIT A           FORM OF CERTIFICATE OF TRUST OF AIG CREDIT PREMIUM FINANCE MASTER TRUST...........A-1


EXHIBIT B           FORM OF TRUST CERTIFICATE.........................................................B-1


EXHIBIT C           FORM OF QIB LETTER................................................................C-1

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                                      iii
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         This MASTER TRUST AGREEMENT, dated as of November 5, 1999, is between
A. I. RECEIVABLES TRANSFER CORP., a Delaware corporation, as depositor (the "Depositor"), and CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, as owner trustee (the "Owner Trustee").

         NOW, THEREFORE, the Depositor and the Owner Trustee hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Administration Agreement" means the Administration Agreement dated as of November 5, 1999, among the Trust, as Issuer, A.I. Credit Corp., as Trust Administrator, and Bank One, National Association, as Indenture Trustee.

         "Agreement" means this Master Trust Agreement, as the same may be amended and supplemented from time to time.

         "AIC" means A.I. Credit Corp., a Delaware corporation.

         "Basic Documents" means the Base Indenture, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Transferor Certificate Purchase Agreement, the Series 1999-A Supplement to the Base Indenture, the Series 1999-B Supplement to the Base Indenture, the Series 1999-C Supplement to the Base Indenture, and the Series 1999-D Supplement to the Base Indenture, any other Series Supplement to the Base Indenture and the other documents delivered in connection therewith.

         "Base Indenture" means the Base Indenture, dated as of November 8, 1999 among the Trust and Bank One, National Association, as Indenture Trustee.

         "Benefit Plan" has the meaning assigned to such term in Section 11.13.

         "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Codess.3801 et seq., as the same may be amended from time to time.

         "Certificate of Trust" means the Certificate of Trust substantially in the form of Exhibit A filed for the Trust, by the Owner Trustee, pursuant to
Section 3810(a) of the Business Trust Statute.

         "Certificateholder" or "Holder" means a Person in whose name a Trust Certificate is registered.

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         "Certificate Register" and "Certificate Registrar" means the register mentioned in and the registrar appointed pursuant to Section 3.04.

         "Code" means the Internal Revenue Code of 1986, as amended and Treasury Regulations promulgated thereunder.

         "Corporate Trust Office" means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Owner and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address (which shall be in the State of Delaware) designated by such successor Owner Trustee by notice to the Owner and the Depositor.

         "Depositor" means A. I. Receivables Transfer Corp., and its successors, in its capacity as depositor hereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Expenses" has the meaning assigned to such term in Section 8.02.

         "Indemnified Parties" has the meaning assigned to such term in Section 8.02.

         "Owner" means initially the Depositor, as initial owner of the 100% Percentage Interest of the beneficial interest in the Trust and if any Trust Certificates are issued, it shall include the Certificateholders.

         "Owner Trustee" means Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Percentage Interest" means, with respect to any Owner, the percentage ownership interest in the Trust and if Trust Certificates are issued, as set forth on the face thereof.

         "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust or business trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Qualified Institutional Buyer" has the meaning specified in Section 3.10.

         "Record Date" means, with respect to a Payment Date, the close of business on the day immediately preceding such Payment Date.


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         "Registered Owner" means the Person in whose name a beneficial interest in the Trust is registered in the Certificate Register pursuant to Section 3.04.

         "Rule 144A" has the meaning specified in Section 3.10.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of November 8, 1999, among the Trust, as Purchaser, the Depositor, as Seller, Bank One, National Association, as Indenture Trustee, A. I. Credit Corp., AICCO, Inc., Imperial Premium Finance, Inc., Imperial Premium Finance, Inc. and Imperial Funding, Inc., each as a Servicer thereunder, as the same may be amended or supplemented from time to time.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Treasury Regulations" means regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust" means the trust established by this Agreement.

         "Trust Administrator" means A.I. Credit Corp. and any successor Trust Administrator, under the Administration Agreement.

         "Trust Assets" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts, and all other property of the Trust from time to time, including any Enhancement, any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement, the Administration Agreement and any Enhancement Agreement.

         "Trust Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form attached hereto as Exhibit B.

         "Trust Estate" has the meaning specified in the Base Indenture.

         "Trust Interest" has the meaning specified in the Base Indenture.

         Section 1.02. Other Definitional Provisions.

                  (a) Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Base Indenture or, if not defined therein, in the Sale and Servicing Agreement.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.


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                  (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; or includes "and/or"; and the term "including" shall mean "including without limitation".

                  (e) The definitions contained in this Agreement are applicable to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

                  (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                  ORGANIZATION

         Section 2.01. Name. The Trust created hereby shall be known as "AIG Credit Premium Finance Master Trust," in which name the Owner Trustee may conduct the business of the Trust and engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

         Section 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owner and the Depositor.


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         Section 2.03. Purposes and Powers. The purpose of the Trust is, and the
Trust shall have the power and authority, to engage in the following activities:

                  (a) to issue one or more Series of Notes pursuant to the Base Indenture and each Series Supplement thereto and to issue to the Depositor or an Affiliate of the Depositor (upon the Depositor's request) the Trust Certificate (representing the beneficial ownership interest in the Trust) pursuant to this Agreement and to sell, transfer, exchange, increase the principal amount of or decrease the principal amount of, redeem or refinance any Series of Notes (or Class thereof);

                  (b) with the proceeds of the issuance of a Series of Notes and/or the proportionate increase in the Trust Interest, to purchase, on the Closing Date, the initial Receivables and the Transferor Certificate and all rights and benefits under the Receivables Purchase Agreement and the Transferor Certificate Purchase Agreement and the proceeds thereof, from the Depositor, and to purchase from time to time thereafter Additional Receivables from the Depositor, and to pay the balance of any proceeds or payments received in respect of the Trust Interest to the Depositor pursuant to the Sale and Servicing Agreement, the Base Indenture, and any Series Supplement thereto, and this Agreement;

                  (c) to assign, grant, transfer, pledge, mortgage and otherwise convey the Trust Estate pursuant to the Base Indenture, and to hold, manage, distribute and pay to the Owner pursuant to the terms of the Sale and Servicing Agreement, the Base Indenture, and any Series Supplement thereto, and this Agreement, any portion of the Trust Estate released from the Lien of the Base Indenture and remitted to the Trust pursuant to the Base Indenture or any Series Supplement thereto (including in connection with a reduction of the principal balance of any Series of Notes (or Class thereof));

                  (d) to enter into, or to authorize the Indenture Trustee to enter into, any Enhancement Agreement with respect to any Enhancement for any Series of Notes;

                  (e) to enter into and perform its obligations under the Basic Documents with respect to each Series of Notes to which it is to be a party;

                  (f) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or that are incidental thereto or connected therewith; and

                  (g) subject to compliance with the Basic Documents with respect to each Series of Notes, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of payments to Noteholders.

         The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.


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

         Section 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

         Section 2.05. Initial Capital Contribution of Trust Assets. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor as of the date hereof, of the foregoing contribution, which shall constitute the initial assets of the Trust.

         Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Assets in trust upon and subject to the conditions set forth herein for the use and benefit of the Owner, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of this Trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, (i) so long as there is a single Owner, the Trust shall be treated as a security arrangement, with the assets of the Trust being the Receivables, the Transferor Certificate and other assets held by the Trust, the owner of such assets being the sole Owner and the Notes being non-recourse debt of the sole Owner and (ii) if there is more than one Owner, the Trust shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the Receivables, the Transferor Certificate and other assets held by the Trust, the partners of the partnership being the Owners, and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or shall cause the Servicer to file annual or other necessary returns, reports and other forms consistent with the characterization of the Trust provided in the preceding sentence for such tax purposes.

         Section 2.07. Liability of the Depositor.

         (a) The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         (b) No Owner, other than to the extent set forth in clause (a), shall have any personal liability for any liability or obligation of the Trust.

         Section 2.08. Title to Trust Property. Subject to the Base Indenture, legal title to all the Trust Assets shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Assets to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be.


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         Section 2.09. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in the State of Delaware. However, to the extent it is necessary or advisable for the Trust to obtain and preserve its qualification to do business in any jurisdiction in which such qualification is necessary to protect the validity and enforceability of each Series of Notes, the Enhancement, the Basic Documents or the transactions contemplated by, or the documents, instruments or agreements referenced in, any Basic Document, it shall obtain and preserve such qualification. The Trust Administrator shall authorize and direct the Owner Trustee to execute such documentation provided to the Owner Trustee in final execution form, with respect to obtaining and maintaining any such qualification.

         Section 2.10. Representations Warranties and Covenants of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

                  (a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                  (b) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

                  (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

                  (d) The Depositor has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Depositor, enforceable against the Depositor, in accordance with its terms.

                  (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents) nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                  (f) There are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

                  (g) The representations and warranties of the Depositor in
         Section 2.03 of the Sale and Servicing Agreement are true and correct.

         Section 2.11. Federal Income Tax Allocations. Net income of the Trust determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated among the Owners as of the first day following the Record Date, in proportion to their Percentage Interest on the Record Date.

         Net losses of the Trust, if any, for any month determined for federal income tax purposes (and each item of income, gain, loss or deduction entering into the computation thereof) shall be allocated among the Owners as of the first Record Date following the end of such month in proportion to the Percentage Interest of the Owners on such Record Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Owners, or as otherwise required by the Code.

         Section 2.12. Covenants of the Certificateholders. The Depositor, as initial Owner and each Certificateholder by becoming a holder of a Trust Certificate agrees:

                  (a) to be bound by the terms and conditions of the Trust Certificates of which such Certificateholder is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee and all other Owners present and future;

                  (b) to hereby appoint the Depositor so long as it is an Owner as such Certificateholder's agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Trust and agree that, if requested by the Trust, it will sign such federal income tax information return in its capacity as holder of a beneficial interest in the Trust. Each Owner also hereby agrees that in its tax returns it will not take any position inconsistent with those taken in any tax returns filed by the Trust;

                  (c) if such Owner is other than an individual or other entity holding its Trust Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee in writing of any transfer by it of a Trust Certificate in a taxable sale or exchange, within 30 days of the date of the transfer; and

                  (d) until a date that is one year and one day after the payment in full of the latest maturing Note and the termination of the Indenture not to, for any reason, institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or cause or permit the Trust to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

                                  ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

         Section 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of 100% Percentage Interest in the Trust and the Depositor shall be deemed to be the Registered Owner until written notice is given to the Owner Trustee by the Depositor or Trust Certificates are issued upon the order of the Depositor.

         Section 3.02. The Trust Certificates. The Trust Certificates shall be issued in minimum denominations of 10% Percentage Interest in a single Class and in integral multiples of 1% Percentage Interest in excess thereof; provided, however, that the Trust Certificate may be issued in such denominations as required to include any residual amount. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee, and the Owner Trustee shall have the power and authority and it is hereby authorized and empowered, in the name and on behalf of the Trust to authorize, execute, issue and deliver Trust

Certificates. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement and shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery such Trust Certificates.

         A transferee of a Trust Certificate, if any, shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Trust Certificate duly registered in such transferee's name pursuant to
Section 3.04.

         Section 3.03. Execution, Authentication and Delivery of Trust Certificates. Upon direction of the Depositor, the Owner Trustee shall cause the Trust Certificates in an aggregate amount equal to the Percentage Interest, specified by the Depositor, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by the Owner Trustee on behalf of the Trust, without further action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Owner Trustee or The Chase Manhattan Bank, as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the dated of their authentication.

         Section 3.04. Registration of Transfer and Exchange of Trust Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the ownership of the beneficial interest pursuant to Section 3.01 and Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. The Chase Manhattan Bank shall be the initial Certificate Registrar.

         Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause The Chase Manhattan Bank as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

         Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form prepared by the Depositor and satisfactory to the Owner Trustee and delivered to the Owner Trustee and the Certificate Registrar (on which the Owner Trustee and the Certificate Registrar may conclusively rely upon) duly executed by the related Certificateholder or such Certificateholder's attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

         The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Trust Certificates for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates.

         Section 3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice delivered to the Owner Trustee in writing that such Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or The Chase Manhattan Bank, as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

         Section 3.06. Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section
5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

         Section 3.07. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Servicer, the Trust Administrator and the Depositor, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Servicer, the Trust Administrator or the Depositor, a list, in such form as the Servicer, the Trust Administrator or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If (i) three or more Owners or (ii) one or more Owners evidencing not less than a Percentage Interest of 25% apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Owners with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Owners. The Depositor or initial Owner and each Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 3.08. Maintenance of Office or Agency. The Owner Trustee shall maintain in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee initially designates The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001 as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 3.09. Appointment of Paying Agent. The Paying Agent shall make distributions to the Owners in accordance with Section 5.02 and the Basic Documents and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Trust Account for the purpose of making the distributions referred to above. The Depositor may revoke such power and remove the Paying Agent if the Depositor determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent hereunder initially shall be the Trust Administrator, and any co-paying agent chosen by the Trust Administrator. The Trust Administrator shall be permitted to resign as Paying Agent upon 30 days' written notice to the Depositor and the Owner Trustee. In the event that the Trust Administrator shall no longer be the Paying Agent, the Depositor shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Depositor shall cause such successor Paying Agent or any additional Paying Agent appointed by the Depositor to execute and deliver to the Depositor and the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Depositor and the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Owners in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Trust Administrator also in its role as Paying Agent, for so long as the Trust Administrator shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         Section 3.10. Trust Certificate Transfer Restrictions.

                  (a) The Trust Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e) (1) of the Code, or (iii) any Benefit Plan. By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan. The Owner Trustee shall have no duty to determine whether Trust Certificates are owned by a Benefit Plan.

                  (b) With the exception of the transfer to the Depositor hereunder or any of its Affiliates and any transfer to the Issuer, the Trust Certificates may not be offered or sold except to a "qualified institutional buyer" as defined under Rule 144A promulgated under the Securities Act (a "Qualified Institutional Buyer") or an " accredited investor" as defined under Regulation D of the Securities Act (an "Accredited Investor") in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation D.

         Each purchaser of the Trust Certificates shall deliver a letter in the form of Exhibit C hereto, to the effect that:

                           (i) It is a Qualified Institutional Buyer as defined
                  in Rule 144A promulgated under the Securities Act and is acquiring the Trust Certificates for its own institutional account or for the account of a Qualified Institutional Buyer.

                           (ii) It understands that the Trust Certificates will
                  be offered in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Trust Certificates, such Trust Certificates may be resold, pledged or transferred only (a) to the Depositor, any of its affiliates or the Issuer (upon redemption) or (b) to a person who the seller reasonably believes is a Qualified Institutional Buyer or an Accredited Investor that purchases for its own account or for the account of a Qualified Institutional Buyer or an Accredited Investor to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (c) pursuant to an effective registration statement under the Securities Act.

                           (iii) It understands that the Trust Certificates will
                  bear a legend substantially to the following effect:

         THE TRUST CERTIFICATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING ANY TRUST CERTIFICATE, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH TRUST CERTIFICATE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE) OR THE DEPOSITOR OR ANY OF THE DEPOSITOR'S AFFILIATES, (2) TO A PERSON THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR AN ACCREDITED INVESTOR IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR ACCREDITED INVESTOR TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) IN A TRANSACTION COMPLYING WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

         NO INTEREST IN THIS TRUST CERTIFICATE MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (INCLUDING, WITHOUT LIMITATION, INDIVIDUAL RETIREMENT ACCOUNTS AND KEOGH PLANS), OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

         Section 4.01. Prior Notice with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Owners in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

                  (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables and the Transferor Certificate) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables and the Transferor Certificate);

                  (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

                  (c) the amendment of the Base Indenture by a supplemental indenture or any other change to this Agreement or any Basic Document in circumstances where the consent of any Noteholder is required;

                  (d) the amendment of the Base Indenture by a supplemental indenture or any other change to this Agreement or any Basic Document in circumstances where the consent of any Noteholder is not required and such amendment would materially adversely affect the interests of the Owners;

                  (e) the amendment, change or modification of the Sale and Servicing Agreement and the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners;

                  (f) the appointment pursuant to the Base Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Base Indenture or this Agreement, as applicable;

                  (g) the consent to the calling or waiver of any default of any Basic Document;

                  (h) the consent to the assignment by the Indenture Trustee or Servicer of their respective obligations under any Basic Document, unless permitted in the Basic Documents;

                  (i) except as provided in Article IX hereof, dissolve, terminate or liquidate the Trust in whole or in part;

                  (j) merge or consolidate the Trust with or into any other entity, or convey or transfer all or substantially all of the Trust's assets to any other entity;

                  (k) cause the Trust to incur, assume or guaranty any indebtedness other than as set forth in this Agreement or the Basic Documents;

                  (l) do any act that would make it impossible to carry on the ordinary business of the Trust as described in Section 2.03 hereof;

                  (m) confess a judgment against the Trust;

                  (n) possess Trust assets, or assign the Trust's right to property, for other than a Trust purpose;

                  (o) cause the Trust to lend any funds to any entity, unless permitted in the Basic Documents; or

                  (p) change the Trust's purpose and powers from those set forth in this Trust Agreement.

         In addition, the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall not pay the indebtedness, operating expenses and liabilities of any other entity. The Trust shall maintain (or cause to be maintained) appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor and the Servicer.

         The Owner Trustee shall not have the power, except upon the written direction of the Owners, and to the extent otherwise consistent with the Basic Documents, to (i) remove or replace the Servicer or the Indenture Trustee, (ii) institute proceedings to have the Trust declared or adjudicated a bankruptcy or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (vi) make any assignment for the benefit of the Trust's creditors, (vii) cause the Trust to admit in writing its inability to pay its debts generally as they become due,
(viii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above, a "Bankruptcy Action"). Notwithstanding anything herein to the contrary, so long as the Base Indenture remains in effect and any Series of Notes is outstanding, no Owner shall have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Owner Trust to take any Bankruptcy Action with respect to the Trust.

         Section 4.02. Action by Owners with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Owners, to (a) remove the Trust Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Trust Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 10.01 and 10.02 thereof, (d) amend the Sale Servicing Agreement pursuant to 13.01 of such document or (e) except as expressly provided in the Basic Documents, sell the Receivables or the Transferor Certificate after the termination of the Base Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

         Section 4.03. Action by Owners with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of a certification certifying that such Owner reasonably believes that the Trust is insolvent, subject in all instances to Section 11.09 hereof.

         Section 4.04. Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03; nor shall the Owner Trustee be obligated to follow such direction, if given.

         Section 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by the Owners evidencing not less than a majority of the Percentage Interest. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Owners evidencing not less than a majority of the Percentage Interest at the time of the delivery of such notice.

         Section 4.06. Execution of Documents. Notwithstanding anything herein to the contrary, the Owner Trustee is authorized, empowered and directed, on behalf of the Trust, to execute and file the Certificate of Trust, to execute, deliver, issue and authenticate the Trust Certificates, to execute, deliver and issue the Notes, and to execute and deliver each Basic Document to which the Trust or the Owner Trustee is or is to be a party and any other document, instrument, certificate or other writing that may be necessary, convenient or incidental thereto. Any such execution, delivery, issuance and authentication is hereby ratified and confirmed in all respects and does not and will be deemed not to conflict with, constitute or result in a breach or violation of, or a default under, any provision of or any duty under this Trust Agreement.

                                   ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

         Section 5.01. [RESERVED].

         Section 5.02. Application of Trust Funds.

                  (a) On each Payment Date, the Servicer, or Paying Agent hereunder, will distribute to the Owners, on a pro rata basis, amounts distributed with respect to the Trust Interest under the Basic Documents pursuant to terms of the Sale and Servicing Agreement and other Basic Documents with respect to such Payment Date.

                  (b) On each Payment Date, the Servicer on behalf of the Owner Trustee shall send to each Owner, the statement or statements provided to the Indenture Trustee by the Servicer pursuant to Section 3.04(b) of the Sale and Servicing Agreement with respect to such Payment Date.

                  (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner such tax shall reduce the amount otherwise distributable to such Owner, in accordance with this Section. The Servicer, or Paying Agent hereunder, is hereby authorized and directed to retain from amounts otherwise distributable to the Owners, sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner, shall be treated as cash distributed to such Owner, at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Servicer may in its sole discretion withhold such amounts in accordance with this paragraph.

         Any Owner that is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Owner becomes an Owner,
(a) so notify the Owner Trustee, (b) (i) provide the Owner Trustee with Internal Revenue Service form 1001, 4224, 8709 or W-8, as appropriate, or (ii) notify the Owner Trustee that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Owner agrees by its acceptance of a Trust Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Owner Trustee should subsequent circumstances arise affecting the information provided the Owner Trustee in clauses (a) and (b) above. The Owner Trustee shall be fully protected in relying upon, and each Owner by its acceptance of a Trust Certificate hereunder agrees to indemnify and hold the Owner Trustee harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee's reliance upon any documents, forms or information provided by any Owner to the Owner Trustee.

         Section 5.03. Method of Payment. Subject to Section 9.01(c), distributions required to be made to each Owner, on any Payment Date shall be made to each Owner of record, on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Owner, at a bank or other entity having appropriate facilities therefor, if such Owner, shall have provided to the Servicer and the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Owner's Percentage Interest in the aggregate evidences not less than 25% Percentage Interest or, if not, by check mailed to such Owner, if the Depositor, at the address of the Depositor listed herein or if a Certificateholder at the address of such Certificateholder, appearing in the Certificate Register.

         Section 5.04. [Reserved].

         Section 5.05. Accounting and Reports to Owners, the Internal Revenue Service and Others. The Owner Trustee shall cooperate with the Trust Administrator to (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) deliver (or cause to delivered) to each Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-
1) to enable each Owner to prepare its federal and state income tax returns, (c) file (or cause to be filed) such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to the Owners. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables or the Transferor Certificate. The Owner Trustee shall not make the election provided under Section 754 of the Code.

         Section 5.06. Signature on Returns Tax Matters Partner.

                  (a) Notwithstanding the provisions of 5.05, the Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, if any, furnished to it in final execution form by the Trust Administrator, unless applicable law requires an Owner to sign such documents in which case such documents shall be signed by the Depositor so long as it is an Owner.

                  (b) In the event that the Trust were treated as a partnership for federal income tax purposes then AIC, in its capacity as Trust Administrator, shall be designated the "tax matters partner" of the

         Trust pursuant to Section 623 l(a)(7)(A) of the Code and applicable Treasury Regulations.

         Section 5.07. No Segregation of Monies; No Interest. Subject to Section 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law. The Owner Trustee shall not be liable for any interest thereon.

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

         Section 6.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver any Class of Notes of any Series in an aggregate principal amount specified by the Depositor. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Trust Administrator recommends with respect to the Basic Documents.

         Section 6.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement; provided, however, that notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Trust Administrator has agreed in the Administration Agreement, the Servicer has agreed in the Sale and Servicing Agreement, or the Depositor has agreed hereunder or thereunder to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Trust Administrator, the Servicer or the Depositor to carry out its obligations under the Administration Agreement, the Sale and Servicing Agreement, any Basic Document or hereunder.

         Section 6.03. Action upon Instruction.

                  (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to
         Article IV.

                  (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owners received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

                  (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         Section 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Assets, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Assets that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Assets.

         Section 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Assets except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and
(iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         Section 6.06. Restrictions. The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

         Section 6.07. Administrative Duties.

                  (a) The Trust Administrator shall prepare or cause the preparation by others of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare. The Administrator, on behalf of the Owner Trustee, shall have the duty to file or deliver pursuant to the Base Indenture, including any Series Supplement thereto, and any other Related Document to which it is a party, certain documents, filings, instruments and certificates with respect to certain matters under the Base Indenture (as is set forth in greater detail in the Administration Agreement) and the Owner Trustee shall have the duty to execute such documents, filings, instruments and certificates provided to it in final execution form with respect to the following matters under the Base Indenture and any Series Supplement thereto (parenthetical sections and subsections references are to sections and subsections of the Base Indenture):

         (i) the duty to execute a New Series Issuance Notice to the Trustee with respect to a New Series Issuance (2.2(a));

         (ii) the duty to execute an Issuer Order directing the Indenture Trustee to authenticate and deliver notes in connection with a New Series Issuance and the duty to execute such Notes (2.2
                  (a)(i));

         (iii) the duty to execute an Issuer Request to release property from the lien of the Base Indenture (2.14);

         (iv) the duty to execute a Series Supplement in connection with a New Series Issuance (2.2(a)(ii));

         (v) the duty to execute and deliver further instruments to carry out purposes of the Base Indenture (8.20) and

         (vi) the duty to enter into one or more Series Supplement or indenture supplement (13.1).

                  (b) The Depositor shall furnish to the Owner Trustee from time to time such additional information regarding the Trust or the Basic Documents as the Owner Trustee shall reasonably request.

                  (c) The Owner Trustee shall not be responsible for taking any action with respect to this Section 6.07 unless a responsible officer in the Corporate Trust Administration Department of the Owner Trustee has actual knowledge or has received written notice of the need to take such action.

                  (d) The rights and protections afforded to the Owner Trustee pursuant to Article VII of this Agreement shall also be afforded to the Owner Trustee with respect to the performance of its administrative duties under this Section 6.07.

         Section 6.08. Notice of Default Under Indenture. Within 10 Business Days of receipt of a written notice of Default under the Indenture by a Responsible Officer of the Owner Trustee, the Owner Trustee shall provide a copy of such notice to each Owner.

                                  ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

         Section 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee, or (iii) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Owner Trustee shall not be liable for any error of judgment made by an officer of the Owner Trustee;

                  (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Trust Administrator or any Owner;

                  (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                  (e) except for the representations and warranties of the Owner Trustee in Section 7.03 hereof, the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Assets, or for or in respect of the validity or sufficiency of the Basic Documents other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Owner or to any Noteholder, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

                  (f) the Owner Trustee shall not be responsible for monitoring the performance of, and shall not be liable for the default or misconduct of the Trust Administrator, the Depositor, the Servicer or the Indenture Trustee under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Trust Administrator under the Administration Agreement, the Indenture Trustee under the Base Indenture or the Depositor or the Servicer under the Sale and Servicing Agreement; and

                  (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

         Section 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owners, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

         Section 7.03. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Owners, that:

                  (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (c) Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                  (d) It is a corporation satisfying the provisions of Section 3 807(a) of the Business Trust Statute; is authorized to exercise corporate trust powers; has a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and has (or has a parent that has) time deposits that are rated at least A-l by Standard & Poor's and P-1 by Moody's or who is otherwise acceptable to each Rating Agency.

         Section 7.04. Reliance; Advice of Counsel.

                  (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys at the expense of the Seller pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted reasonably and in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

         Section 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, Chase Manhattan Bank Delaware acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Trust Assets for payment or satisfaction thereof.

         Section 7.06. Owner Trustee Not Liable for Trust Certificates or for Receivables. The recitals contained herein and in the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. Except as set forth in Section 7.03, the Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates), or of any Receivable, the Transferor Certificate or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, the Transferor Certificate or the perfection and priority of any security interest created by any Receivable in any Premium Finance Obligation or otherwise created in the Transferor Certificate or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Assets or its ability to generate the payments to be distributed to Owners under this Agreement or to Noteholders under the Base Indenture, including, without limitation: the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable or the

Transferor Certificate to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Trust Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

         Section 7.07. Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Trust Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

         Section 7.08. Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither Chase Manhattan Bank Delaware nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with
Section 10.05 hereof, (i) require the consent or approval or authorization or order of, or the giving of notice to, or the registration with, or the taking of any other action as required by, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trust or the Owner Trustee; or (iii) subject Chase Manhattan Bank Delaware or the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Chase Manhattan Bank Delaware or the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Servicer under Section 8.01 of this Agreement) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and
(iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee or the Depositor will appoint an additional trustee pursuant to Section
10.05 hereof to proceed with such action.

         Section 7.09. Owner Trustee as Paying Agent. In the event the Owner Trustee is also acting as Paying Agent or Certificate Registrar, the rights and protections afforded to the Owner Trustee pursuant to this Article VII shall also be afforded to the Paying Agent and Certificate Registrar.

                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

         Section 8.01. Owner Trustee's Fees and Expenses. The Depositor shall pay to the Owner Trustee as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Depositor shall reimburse the Owner Trustee for its other reasonable expenses hereunder including the reasonable compensation, expenses and disbursements of agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         Section 8.02. Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee, the Certificate Registrar, and the Paying Agent and their officers, directors, successors, assigns, agents (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Trust Assets, the administration of the Trust Assets or the action or inaction of the Indemnified Parties hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the second sentence of Section
7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

         Section 8.03. Payments to the Owner Trustee. Any amounts paid pursuant to this Article VIII shall be deemed not to be a part of the Trust Assets immediately after such payment.

         Section 8.04. Non-recourse Obligations. Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Trust Estate only and specifically shall not be recourse to the assets of any Owner.

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

         Section 9.01. Termination of Trust Agreement.

                  (a) This Agreement (other than Article VIII) and the Trust shall terminate, dissolve and wind-up, in accordance with Section 3808 of the Business Trust Statute, and be of no further force or effect upon the final distribution by the Servicer on behalf of the Owner Trustee of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Business Trust Statute, the Base

         Indenture, the Sale and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Assets or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Except as provided in Section 9.01(a), neither the Depositor nor any Owner (if not the Depositor) shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any termination of the Trust, specifying the Payment Date upon which Owners shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee upon written direction by the Paying Agent (in a letter to each Owner mailed within five Business Days of receipt of notice of termination from the Servicer given pursuant to Section 11.04 of the Sale and Servicing Agreement), stating (i) the Payment Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of a such final payment and
         (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Owners. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Owners amounts distributable on such Payment Date pursuant to Section 5.02.

         In the event that all of the Owners shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Owners to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Owners concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor, subject to applicable escheat laws.

                  (d) Any funds remaining in the Trust after funds for final distribution have been distributed or set aside for distribution shall be distributed by the Owner Trustee to the Depositor.

                  (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                                   ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         Section 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least A-l by Standard & Poor's and P-1 by Moody's, or which is otherwise acceptable to each Rating Agency. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         Section 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to, the Depositor, the Trust Administrator, the Servicer, the Indenture Trustee and the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section l0.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to the Indenture Trustee and to each Rating Agency.

         Section 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.01 or 10.02 shall execute, acknowledge and deliver to the Depositor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested, with all rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents, all statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Trust Administrator shall mail notice thereof to all Owners, the Indenture Trustee, the Noteholders, and the Rating Agencies. If the Trust Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Trust Administrator.

         Any successor Owner Trustee appointed pursuant to this Section 10.03 shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

         Section 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to
Section 10.01; and provided further, that the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency; and provided further, that such successor Owner Trustee shall file an amendment to the Certificate of Trust as described in Section 10.03 if so required.

         Section 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Owner Trustee and the Servicer acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Servicer to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (c) The Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Trust Administrator and the Servicer.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01. Supplements and Amendments. This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to each Rating Agency, without the consent of any of the Certificateholders to cure any ambiguity, to correct any defect or supplement any provisions in this Agreement which may be inconsistent with any other provision herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an AIC Opinion of Counsel and satisfaction of the Rating Agency Condition with respect to such amendment, adversely affect in any material respect the interests of any Noteholder or Owner.

         This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to each Rating Agency, with the consent of the Holders (as defined in the Base Indenture) of Notes evidencing a Note Majority and the consent of the Owners evidencing not less than a majority of the Percentage Interest, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Owners; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, the Transferor Certificate or distributions that shall be required to be made for the benefit of the Noteholders or the Owners or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes and the Percentage Interest required to consent to any such amendment, without the consent of the Holders of all then-outstanding Notes and Trust Certificates.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Owner, the Indenture Trustee and each Rating Agency.

         It shall not be necessary for the consent of Owners or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Owners provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Owners shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an AIC Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         In connection with the execution of any amendment to this Trust Agreement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an AIC Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

         Section 11.02. No Legal Title to Trust Assets in Certificateholders. Neither the Depositor nor the Certificateholders shall have legal title to any part of the Trust Assets. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title interest of the Owners to and in their ownership interest in the Trust Assets shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

         Section 11.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Trust Administrator, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 11.04. Notices.

                  (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to 160 Water Street, New York, New York 10038-4922; telephone (212) 428-5400; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. A copy of any such notice shall also be mailed to the Servicer, addressed to 160 Water Street, New York, New York 10038-4922, Attention: President.

                  (b) Any notice required or permitted to be given to an Owner, if the Depositor or a Certificateholder, shall be given by first-class mail, postage prepaid, at the address of the Depositor listed herein or such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not such Owner receives such notice.

         Section 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor and its permitted assignees, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

         Section 11.08. Covenants of the Depositor. The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

         Section 11.09. No Petition.

                  (a) The Depositor and the Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Trust or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the Basic Documents.

                  (b) Each Certificate holder, by accepting a Trust Certificate, hereby covenants and agrees that it will not at any time institute against the Depositor, in its capacity as Depositor and as initial Owner or the Trust or join in any institution against the Depositor, in its capacity as Depositor and as initial Owner or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the Basic Documents.

         Section 11.10. No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Trust Certificate represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Depositor, the Servicer, the Trust Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

         Section 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.13. Trust Certificate Transfer Restrictions. The Trust Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(l) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Trust Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                            A. I. RECEIVABLES TRANSFER CORP.,
                                            as Depositor


                                            By:  /s/ Michael D. Vogen
                                               ------------------------------
                                               Name: Michael D. Vogen
                                               Title: Vice President



                                            CHASE MANHATTAN BANK DELAWARE,
                                            as Owner Trustee


                                            By:  /s/ Denis Kelly
                                               ------------------------------
                                               Name: Denis Kelly
                                               Title: Assistant Vice President

                                                                       EXHIBIT A

                         FORM OF CERTIFICATE OF TRUST OF


                     AIG CREDIT PREMIUM FINANCE MASTER TRUST


         This CERTIFICATE OF TRUST of AIG CREDIT PREMIUM FINANCE MASTER TRUST (the "Trust"), dated November 5, 1999, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code ss. 3801 et seq.).

                  (i) Name. The name of the business trust formed hereby is AIG CREDIT PREMIUM FINANCE MASTER TRUST.

         Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is 1201 Market Street, Wilmington, DE 19801,
Attention: Corporate Trust Administration.

         Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                            CHASE MANHATTAN BANK DELAWARE,
                                            as owner trustee


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT B

                            FORM OF TRUST CERTIFICATE

                       SEE REVERSE FOR CERTAIN DEFINITIONS

         UNLESS THIS TRUST CERTIFICATE IS PRESENTED TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL.

         THE TRUST CERTIFICATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING ANY TRUST CERTIFICATE, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH TRUST CERTIFICATE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (3) IN A TRANSACTION COMPLYING WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

         NO INTEREST IN THIS TRUST CERTIFICATE MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (INCLUDING, WITHOUT LIMITATION, INDIVIDUAL RETIREMENT ACCOUNTS AND KEOGH PLANS), OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH PLAN'S INVESTMENT IN THE ENTITY (EACH A "BENEFIT PLAN"). BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE OWNER SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

NUMBER                                          __________% Percentage Interest
R-____

                     AIG CREDIT PREMIUM FINANCE MASTER TRUST
                     ---------------------------------------

                            ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which consists of: (1) the Receivables and all Collections received thereon on or after the Initial Cut-off Date (other than Credit Balances); (2) the security interest in the Premium Finance Obligations and any interest of the Depositor in such Premium Finance Obligations; (3) any Enhancement; (4) the Transferor Certificate and all monies received thereon after the Initial Cut-off Date; (5) all of the Depositor's rights (but not its obligations) under the Receivables Purchase Agreement and the Transferor Certificate Purchase Agreement; (6) all right, title and interest in all funds on deposit from time to time in the Trust Accounts; and (7) the proceeds of any and all of the foregoing.

THIS TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF A.I. RECEIVABLES TRANSFER CORP. OR ANY OF ITS RESPECTIVE AFFILIATES.

         THIS CERTIFIES THAT _________________ is the registered owner of a______% Percentage Interest nonassessable, fully paid, fractional undivided interest in AIG CREDIT PREMIUM FINANCE MASTER TRUST (the "Trust"), formed by A.I. RECEIVABLES TRANSFER CORP., a Delaware corporation (the "Depositor").

         The Trust was created pursuant to a Master Trust Agreement dated as of November 5, 1999 (as amended or supplemented from time to time, the "Trust Agreement"), between the Depositor and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement, the Base Indenture dated as of November 8, 1999 (as amended and supplemented from time to time, (the "Base Indenture" among the Trust, the Owner Trustee and Bank One, National Association, as Indenture Trustee) or the Sale and Servicing Agreement dated as of November 8, 1999 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Depositor, as seller, A.I. Credit Corp., AICCO, Inc., Imperial Premium Finance, Inc., Imperial Premium Finance, Inc., and Imperial Premium Funding, Corp., as Servicer, and the Indenture Trustee, as applicable.

         This Trust Certificate is one of the duly authorized Trust Certificates designated as "Asset Backed Certificates" (herein called the "Trust Certificates"). Also to be issued under the Base Indenture, are Asset Backed Notes issued pursuant to a Series Supplement to the Base Indenture (collectively, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Certificateholder is bound. The property of the

Trust consists of the Receivables and the Transferor Certificate and all monies received thereon on or after _______, 1999, security interests in the related Premium Finance Obligations, certain bank accounts and the proceeds thereof, and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing.

         There will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (each, a "Payment Date"), commencing on ____, 1999, to the Person in whose name this Trust Certificate is registered on the last day of the immediately preceding month (the "Record Date"), such Certificateholder's Percentage Interest in the amount to be distributed to Certificateholders on such Payment Date.

         It is the intent of the Depositor, Servicer, and Certificateholders that, for purposes of Federal income taxes, the Trust will be disregarded as an entity apart from its owner if there is only one owner for Federal income tax purposes, or, if there is more than one owner for Federal income tax purposes, will be treated as a partnership the partners of which are the Certificateholders. The Certificateholders by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust and the Trust Certificates for such tax purposes as just described.

         A Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

         Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         It is expressly understood and agreed by the parties hereto that (a) this Trust Certificate is executed and delivered by Chase Manhattan Bank Delaware, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust

Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank Delaware but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall Chase Manhattan Bank Delaware be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Trust Certificate.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

         THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

                                  AIG CREDIT PREMIUM FINANCE MASTER TRUST

                                  By: CHASE MANHATTAN BANK DELAWARE
                                      not in its individual capacity but solely
                                        as Owner Trustee


Dated:                                By:
                                         ------------------------------------
                                         Authorized Signatory



                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION



This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.



CHASE MANHATTAN BANK                     CHASE MANHATTAN BANK
DELAWARE, not in its individual          DELAWARE, not in its individual
capacity, but solely as Owner Trustee    capacity,  but solely as Owner Trustee

as Owner Trustee                  or     as Owner Trustee

                                         By: [                         ], as
                                              -------------------------
                                              Authenticating Agent


By:                                      By:
   -------------------------------          -------------------------------
   Authorizing Agent                        Authorizing Agent

                         [REVERSE OF TRUST CERTIFICATE]

         The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement, the Base Indenture (and any Series Supplement thereto), or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables and the Transferor Certificate (and certain other amounts), all as more specifically set forth herein, the Base Indenture, (including any Series Supplement thereto) and in the Sale and Servicing Agreement. A copy of each of the Base Indenture, any Series Supplement, the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Holders of the Trust Certificates and the Notes, each voting as a class, evidencing not less than a majority of the Percentage Interest of the Trust Certificate and a Note Majority of the Notes. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Owner and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is The Chase Manhattan Bank.

         Except as provided in the Trust Agreement, the Trust Certificates are issuable only as registered Trust Certificates without coupons in denominations of 25% Percentage Interest and in integral multiples of 1% Percentage Interest in excess thereof; provided, however, that a single Trust Certificate may be issued in such denomination as required to include any residual amount. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Certificateholder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement, the Base Indenture (including any Series Supplement thereto) and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust Assets. The Depositor may at its option purchase the Trust Assets at a price specified in the Base Indenture, and such purchase of the Receivables and Transferor Certificate and other property of the Trust will effect early retirement of the Trust Certificates; provided, however, that such right of purchase is exercisable only as of the last day of any Interest Period as of which the Pool Balance is less than or equal to 10% of the Original Pool Balance.

         The Trust Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(l) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Trust Certificates (each, a "Benefit Plan"). By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE






--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


                                                    ---------------------
                                                    Signature Guaranteed:


                                                    ---------------------



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
                                                                       EXHIBIT C


                               FORM OF QIB LETTER



                                     [DATE]

Bank One, National Association
1 Bank One Plaza, Suite 0126
Chicago, Illinois 60670-0126
Attention: Corporate Trust Office


A.I. Receivables Transfer Corp.
160 Water Street
New York, New York  10038


Re: AIG Credit Premium Finance Master Trust Series 1999-A Trust Certificates



Dear Sir:


         In connection with our proposed purchase of the Trust Certificates referred to above (the "Certificates"), we confirm that:

         (1) We have received a copy of the Master Trust Agreement, dated as of November 5, 1999 (the "Trust Agreement"), relating to the Certificates and such other information and documents as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated in the Section entitled "Trust Certificate Transfer Restrictions" of the Trust Agreement.

         (2) We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Trust Agreement, and we agree to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         (3) We understand that the offer and sale of the Certificates has not been registered under the Securities Act and that the Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificate within two years after the later of the original issuance of the Certificates or the last date on which such Certificate is owned by an affiliate of A.I. Receivables Transfer Corp. (the

                  "Depositor"), we will do so only (A) to AIG Credit Premium Finance Master Trust (the "Issuer") or the Depositor or any Affiliate thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein) or (C) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such person that resales of the Certificates are restricted as stated herein.

         (4) We understand that, on any proposed resale of any Certificates, we will be required to furnish to the Issuer or the Depositor and to the Trustee such certificates, legal opinions and other information as the Issuer, the Depositor or the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

         (5) The Trust Certificates have not been registered under the Securities Act of 1933, as amended or any state securities or "Blue Sky Laws".

         (6) The Certificates are being acquired for our own account and not with a view to distribution and may be resold, pledged or transferred only (1) to the Issuer (upon redemption thereof or otherwise) or the Depositor or an Affiliate thereof, (2) to a person we reasonably believe is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A, (3) to a person we reasonably believe is an Accredited Investor in a transaction meeting the requirements of Regulation D or (4) in a transaction complying with the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

         (7) We acknowledge that neither the Issuer, nor the Depositor nor the Trustee nor any person acting on the Issuer's, the Depositor's or the Trustee's behalf has made any representations concerning the Issuer or the Depositor or the offer and sale of the Certificates, except as set forth in the Trust Agreement.

         (8) We acknowledge that the Issuer, the Depositor, the Trustee and others will rely on the truth and accuracy of the foregoing acknowledgements, representations and agreements, and agree that if any of the foregoing acknowledgements, representations and agreements are no longer accurate we shall promptly notify the Issuer, the Depositor and the Trustee.


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


         (9)      We are not acquiring the Certificates using assets subject to
                  Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (10) The Issuer, the Depositor and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Sincerely,
[Name of Transferee]
By:


Name:
Title:



                                       C-3